Filed pursuant to Rule 433

Registration Statement Nos. 333-216372 and 333-216372-01

CitiFirst Offerings Brochure for Third Party Investors February 2018

2	CitiFirst Offerings Brochure | February 2018

Introduction to CitiFirst Investments	3

CitiFirst Protection Investments

Market-Linked Notes Based on a Basket of Three Underliers (5.0 Years)	4

CitiFirst Performance Investments

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the Shares of the iShares® MSCI EAFE ETF and the Shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF	6

Enhanced Buffered Digital Securities Based on the Russell 2000® Index	8

Barrier Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index	10

Barrier Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index	12

Autocallable Securities Based on the EURO STOXX 50® Index	14

Buffer Securities Based on the S&P 500® Index	16

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index	18

Autocallable Securities Based Upon the Worst Performing of the S&P 500® Index and the EURO STOXX 50® Index	20

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of Apple Inc. and the Common Stock of Wal-Mart Stores, Inc.	22

Enhanced Barrier Digital Plus Securities Based on the S&P 500® Index	24

Enhanced Barrier Digital Plus Securities Based on the STOXX® Europe 600 Index	26

Buffer Securities Based on Shares of the SPDR® Dow Jones® Industrial Average ETF Trust	28

Dual Directional Barrier Securities Based on the EURO STOXX 50® Index	30

Dual Directional Barrier Securities Based on Shares of the SPDR® S&P 500® ETF Trust	32

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc. and the Common Stock of salesforce.com, inc.	34

General Overview of Investments	36

Important Information for the Monthly Offerings	37

Overview of Key Benefits and Risks of CitiFirst Investments	38

Additional Considerations	39

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Product	Not FDIC Insured	May Lose Value	No Bank Guarantee

CitiFirst Offerings Brochure | February 2018 3

Introduction to CitiFirst Investments

CitiFirst is the brand name for Citi's offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:



CitiFirst Protection

Full principal amount due at maturity

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments



CitiFirst Performance

Payment due at maturity may be less than the principal amount

Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection



CitiFirst Opportunity

Payment due at maturity may be zero

Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:



Equities | Commodities | Currencies | Rates | Alternative Investments

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:



Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4 CitiFirst Offerings Brochure | February 2018 Market-Linked Notes Based on a Basket of Three Underliers (5.0 Years) Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc. Basket: Basket Component Weighting Initial Component Value* Dow Jones Industrial AverageTM (ticker symbol: “INDU”) 25.00% EURO STOXX 50® Index (ticker symbol: “SX5E”) 25.00% Shares of the iShares® iBoxx® $ High Yield Corporate Bond ETF (ticker symbol: “HYG”) 50.00% * The initial component value for each basket component will be the closing level or closing price, as applicable, of that basket component on the pricing date Stated Principal Amount: $1,000 per note Pricing Date: February , 2018 (expected to be February 23, 2018) Issue Date: February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement. Valuation Date: February , 2023 (expected to be February 23, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to a basket component Maturity Date: February , 2023 (expected to be February 28, 2023) Payment at maturity: For each note, the $1,000 stated principal amount per note plus the note return amount, which will be either zero or positive Note return amount: • If the basket return percentage is greater than zero: $1,000 x basket return percentage x upside participation rate • If the basket return percentage is less than or equal to zero: $0 Basket return percentage: (final basket level – initial basket level) / initial basket level Initial basket level: 100 Final basket level: 100 x [1 + (component return of INDU x 25%) + (component return of SX5E x 25%) + (component return of HYG x 50%)] Component return: For each basket component: (final component value – initial component value) / initial component value Final component value: For each basket component, the closing level or closing price, as applicable, of that basket component on the valuation date. Upside participation rate: 100.00% to 110.00%. The actual upside participation rate will be determined on the pricing date. CUSIP: 17324CR99 Listing: The notes will not be listed on any securities exchange For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 5 Investor Profile Investor Seeks: A medium-term equity index-linked investment Full principal amount due at maturity Investor Can Accept: A holding period of approximately five years The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

6 CitiFirst Offerings Brochure | February 2018 Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Russell 2000® Index, the Shares of the iShares® MSCI EAFE ETF and the Shares of the SPDR® S&P® Oil & Gas Exploration & Production ETF Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying assets: Starting value* Coupon barrier Final barrier Underlying shares value** value*** Russell 2000® Index $ $ $ Shares of the iShares® MSCI EAFE ETF $ $ $ Shares of the SPDR® S&P® Oil & Gas $ $ $ Exploration & Production ETF * The closing level or closing price of the applicable underlying asset on the pricing date ** For each underlying asset, 60% of its starting value *** For each underlying asset, 60% of its starting value Stated principal amount: $1,000 per security Pricing date February , 2018 (expected to be February 16, 2018) Issue date February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates The day of each February, May, August and November (expected to be the 16th day of each February, May, August and November), beginning in May 2018 and ending on February , 2022 (the “final valuation date,” which is expected to be February 16, 2022), each subject to postponement if such date is not a scheduled trading day for any of the underlying assets or if certain market disruption events occur with respect to any of the underlying assets Maturity date Unless earlier redeemed, February , 2022 (expected to be February 22, 2022) Contingent coupon payment For each valuation date, the fifth business day after such valuation date, except that the contingent dates coupon payment date for the final valuation date will be the maturity date Contingent coupon On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.7625% (7.05% per annum) of the stated principal amount of the securities if and only if the closing value of the worst performing underlying asset on the related valuation date is greater than or equal to the applicable coupon barrier value. If the closing value of the worst performing underlying asset on any quarterly valuation date is less than the applicable coupon barrier value, you will not receive any contingent coupon payment on the related contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 7 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold: • If the closing value of the worst performing underlying asset on the final valuation date is greater than or equal to the applicable final barrier value: $1,000 plus the contingent coupon payment due at maturity • If the closing value of the worst performing underlying asset on the final valuation date is less than the applicable final barrier value: $1,000 x the underlying asset performance factor of the worst performing underlying asset on the final valuation date If the closing value of the worst performing underlying asset on the final valuation date is less than the applicable final barrier value, you will receive less than 60% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. Automatic early redemption If, on any potential redemption date, the closing value of the worst performing underlying asset is greater than or equal to the applicable starting value, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment Potential redemption dates Each quarterly valuation date beginning in February 2019 and ending in November 2021 Closing value For each underlying asset on any valuation date, its closing level or closing price, as applicable, on that valuation date Underlying asset For each underlying asset on any valuation date, the closing value of that underlying asset on that performance factor valuation date divided by its starting value Worst performing underlying For any valuation date, the underlying asset with the lowest underlying asset performance factor asset determined on that valuation date Listing: The securities will not be listed on any securities exchange CUSIP: 17324CRM0 Investor Profile Investor Seeks: A medium-term equity-linked investment A risk-adjusted equity complement Investor Can Accept: A holding period of approximately four years The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

8 CitiFirst Offerings Brochure | February 2018 Enhanced Buffered Digital Securities Based on the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The Russell 2000® Index (ticker symbol: “RTY”) Stated principal amount: $1,000 per security Pricing date February , 2018 (expected to be February 23, 2018) Issue date February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date February , 2021 (expected to be February 23, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date February , 2021 (expected to be February 26, 2021) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level is greater than or equal to the initial index level or if it is less than the initial index level by an amount that is less than or equal to the buffer amount: $1,000 + the fixed return amount • If the final index level is less than the initial index level by an amount that is greater than the buffer amount: ($1,000 x the index performance factor) + $150.00 If the underlying index depreciates from the initial index level to the final index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial index level , the closing level of the underlying index on the pricing date Final index level The closing level of the underlying index on the valuation date Fixed return amount $132.50 to $162.50 per security (13.25% to 16.25% of the stated principal amount), to be determined on the pricing date. You will receive the fixed return amount only if the final index level is greater than or equal to the initial index level or if it is less than the initial index level by an amount that is less than or equal to the buffer amount. Index performance factor The final index level divided by the initial index level Buffer amount 15.00% Listing: The securities will not be listed on any securities exchange CUSIP: 17324CRB4 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 9 Investor Profile Investor Seeks: A medium-term equity index-linked investment A risk-adjusted equity complement Investor Can Accept: A holding period of approximately three years The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

10 CitiFirst Offerings Brochure | February 2018 Barrier Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: Underlying indices Initial index level* Barrier level** S&P 500® Index (ticker symbol: “SPX”) $ $ Russell 2000® Index (ticker symbol: “RTY”) $ $ * For each underlying index, its closing level on the pricing date ** For each underlying index, 60% of its initial index level Stated principal amount: $1,000 per security Pricing date February , 2018 (expected to be February 23, 2018) Issue date February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date February , 2023 (expected to be February 23, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to either underlying index Maturity date February , 2023 (expected to be February 28, 2023) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level of the worst performing underlying index is greater than its initial index level: $1,000 + the leveraged return amount, subject to the maximum return at maturity • If the final index level of the worst performing underlying index is less than or equal to its initial index level but greater than or equal to its barrier level: $1,000 • If the final index level of the worst performing underlying index is less than its barrier level: $1,000 x the index performance factor of the worst performing underlying index If the final index level of the worst performing underlying index is less than its barrier level, your payment at maturity will be less, and possibly significantly less, than $600.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Final index level For each underlying index, its closing level on the valuation date Index performance factor For each underlying index, its final index level divided by its initial index level Index percent increase For each underlying index, (i) its final index level minus its initial index level divided by (ii) its initial index level Worst performing underlying The underlying index with the lowest index performance factor on the valuation date index Leveraged return amount $1,000 x the index percent increase of the worst performing underlying index x the leverage factor Leverage factor 400.00% to 450.00%. The actual leverage factor will be determined on the pricing date. Maximum return at maturity: $600.00 per security (60.00% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $1,600.00 per security. Listing: The securities will not be listed on any securities exchange CUSIP: 17324CRL2 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 11 Investor Profile Investor Seeks: A medium-term equity index-linked investment A risk-adjusted equity complement Investor Can Accept: A holding period of approximately five years The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

12 CitiFirst Offerings Brochure | February 2018 Barrier Securities Based on the Worst Performing of the S&P 500® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: Underlying indices Initial index level* Barrier level** S&P 500® Index (ticker symbol: “SPX”) $ $ Russell 2000® Index (ticker symbol: “RTY”) $ $ * For each underlying index, its closing level on the pricing date ** For each underlying index, 60% of its initial index level Stated principal amount: $1,000 per security Pricing date February , 2018 (expected to be February 23, 2018) Issue date February , 2018 (two business days after the pricing date) Valuation date February , 2023 (expected to be February 23, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to either underlying index Maturity date February , 2023 (expected to be February 28, 2023) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level of the worst performing underlying index is greater than its initial index level: $1,000 + the leveraged return amount, subject to the maximum return at maturity • If the final index level of the worst performing underlying index is less than or equal to its initial index level but greater than or equal to its barrier level: $1,000 • If the final index level of the worst performing underlying index is less than its barrier level: $1,000 x the index performance factor of the worst performing underlying index If the final index level of the worst performing underlying index is less than its barrier level, your payment at maturity will be less, and possibly significantly less, than $600.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Final index level For each underlying index, its closing level on the valuation date Index performance factor For each underlying index, its final index level divided by its initial index level Index percent increase For each underlying index, (i) its final index level minus its initial index level divided by (ii) its initial index level Worst performing underlying The underlying index with the lowest index performance factor on the valuation date index Leveraged return amount $1,000 x the index percent increase of the worst performing underlying index x the leverage factor Leverage factor 350.00% to 400.00%. The actual leverage factor will be determined on the pricing date. Maximum return at maturity: $500.00 per security (50.00% of the stated principal amount). Because of the maximum return at maturity, the payment at maturity will not exceed $1,500.00 per security. Listing: The securities will not be listed on any securities exchange CUSIP: 17324CRN8 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 13 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity index-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

14 CitiFirst Offerings Brochure | February 2018 Autocallable Securities Based on the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The EURO STOXX 50® Index (ticker symbol: “SX5E”) Stated principal amount: $1,000 per security Pricing date February , 2018 (expected to be February 23, 2018) Issue date February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates Expected to be February 25, 2019, February 24, 2020, February 23, 2021, February 23, 2022, February 23, 2023 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur with respect to the underlying index Automatic early redemption If, on any of the first four valuation dates, the closing level of the underlying index is greater than or equal to the premium threshold level, the securities will be automatically redeemed on the fifth business day following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any of the first four valuation dates, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date. Premium: The premium applicable to each valuation date will be determined on the pricing date and will be greater than or equal to the values indicated below. The premium may be significantly less than the appreciation of the underlying index from the pricing date to the applicable valuation date. • February 25, 2019: at least 11.00% of the stated principal amount • February 24, 2020: at least 22.00% of the stated principal amount • February 23, 2021: at least 33.00% of the stated principal amount • February 23, 2022: at least 44.00% of the stated principal amount • February 23, 2023: at least 55.00% of the stated principal amount Maturity date: February , 2023 (expected to be February 28, 2023) Payment at maturity: If the securities have not previously been redeemed, you will receive at maturity, for each $1,000 stated principal amount security you then hold, an amount in cash equal to: • If the closing level of the underlying index on the final valuation date is greater than or equal to the premium threshold level: $1,000 + the premium applicable to the final valuation date • If the closing level of the underlying index on the final valuation date is less than the premium threshold level but greater than or equal to the trigger level: $1,000 • If the closing level of the underlying index on the final valuation date is less than the trigger level: $1,000 x the index performance factor If the securities are not automatically redeemed prior to maturity and the closing level of the index on the final valuation date is less than the trigger level, your payment at maturity will be less, and possibly significantly less, than $800 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial index level , the closing level of the underlying index on the pricing date Final index level The closing level of the underlying index on the final valuation date Index performance factor The final index level divided by the initial index level Premium threshold level , 100% of the initial index level Trigger level , 80% of the initial index level For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 15 Listing: The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity. CUSIP: 17324CRJ7 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity index-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

16 CitiFirst Offerings Brochure | February 2018 Buffer Securities Based on the S&P 500® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The S&P 500® Index (ticker symbol: “SPX”) Stated principal amount: $1,000 per security Pricing date February , 2018 (expected to be February 23, 2018) Issue date February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date February , 2020 (expected to be February 24, 2020), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date February , 2020 (expected to be February 27, 2020) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level is greater than the initial index level: $1,000 + the leveraged return amount, subject to the maximum return at maturity • If the final index level is equal to the initial index level or less than the initial index level by an amount less than or equal to the buffer amount: $1,000 • If the final index level is less than the initial index level by an amount greater than the buffer amount: ($1,000 x the index performance factor) + $100.00 If the underlying index decreases from the initial index level to the final index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial index level , the closing level of the underlying index on the pricing date Final index level The closing level of the underlying index on the valuation date Index performance factor The final index level divided by the initial index level Index percent increase The final index level minus the initial index level, divided by the initial index level Leveraged return amount $1,000 x the index percent increase x the leverage factor Leverage factor 200.00% Maximum return at maturity The maximum return at maturity will be determined on the pricing date and will be between $155.00 and $165.00 per security (15.50% to 16.50% of the stated principal amount). The payment at maturity per security will not exceed $1,000 plus the maximum return at maturity. Buffer amount 10.00% Listing: The securities will not be listed on any securities exchange CUSIP: 17324CRH1 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 17 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity index-linked investment A holding period of approximately two years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

18 CitiFirst Offerings Brochure | February 2018 Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the EURO STOXX 50® Index and the Russell 2000® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: Initial index Coupon barrier Knock-in level*** Underlying indices level* level** EURO STOXX 50® Index $ $ $ Russell 2000® Index $ $ $ * The closing level of the applicable underlying index on the pricing date ** For each underlying index, 70% of its initial index level *** For each underlying index, 70% of its initial index level Stated principal amount: $1,000 per security Pricing date February , 2018 (expected to be February 23, 2018) Issue date February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates Expected to be May 23, 2018, August 23, 2018, November 23, 2018, February 25, 2019, May 23, 2019 and August 23, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for either underlying index or if certain market disruption events occur with respect to either underlying index Maturity date Unless earlier redeemed, August , 2019 (expected to be August 28, 2019) Contingent coupon payment For each valuation date, the fifth business day after such valuation date, except that the contingent dates coupon payment date for the final valuation date will be the maturity date Contingent coupon On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.125% to 2.625% (approximately 8.50% to 10.50% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index on any quarterly valuation date is less than the applicable coupon barrier level, you will not receive any contingent coupon payment on the related contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 19 Payment at maturity If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold: • If the final index level of the worst performing underlying index is greater than or equal to the applicable initial index level: $1,000 • If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has not occurred: $1,000 • If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred: $1,000 x the index performance factor of the worst performing underlying index on the final valuation date If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred, you will receive less than the stated principal amount of your securities, and possibly nothing, at maturity. Automatic early redemption If, on any potential redemption date, the closing level of the worst performing underlying index is greater than or equal to the applicable initial index level, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment Potential redemption dates Each quarterly valuation date beginning in August 2018 and ending in May 2019 Final index level For each underlying index, its closing level on the final valuation date Knock-in event If, on any trading day during the observation period, the closing level of any underlying index is less than its knock-in level Observation period The period from but excluding the pricing date to and including the final valuation date Index performance factor For each underlying index on any valuation date, the closing level of that underlying index on that valuation date divided by its initial index level Worst performing underlying For any valuation date, the underlying index with the lowest index performance factor on that valuation index date Listing: The securities will not be listed on any securities exchange CUSIP: 17324CRK4 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity index-linked investment A holding period of approximately 1.5 years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

20 CitiFirst Offerings Brochure | February 2018 Autocallable Securities Based Upon the Worst Performing of the S&P 500® Index and the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying indices: The S&P 500® Index (ticker symbol: “SPX”) and the EURO STOXX 50® Index (ticker symbol: “SX5E”) Stated principal amount: $1,000 per security Pricing date February , 2018 (expected to be February 26, 2018) Issue date February , 2018 (two business days after the pricing date) Valuation dates Expected to be August 28, 2018, November 28, 2018, February 28, 2019, May 28, 2019, August 28, 2019, November 29, 2019, February 28, 2020, May 28, 2020, August 28, 2020, November 30, 2020, March 1, 2021, May 28, 2021, August 30, 2021, November 29, 2021, February 28, 2022, May 31, 2022, August 29, 2022, November 28, 2022 and February 28, 2023 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur with respect to any of the underlying indices Automatic early redemption If, on either of the first nineteen valuation dates, the closing level of the worst performing index is greater than or equal to the applicable premium threshold level, the securities will be automatically redeemed on the fifth business day following that valuation date for an amount in cash per security equal to $1,000 plus the premium applicable to that valuation date. If the securities are automatically redeemed following any of the first nineteen valuation dates, they will cease to be outstanding and you will not be entitled to receive the premium applicable to any later valuation date. Payment at maturity: The premium applicable to each valuation date will be determined on the pricing date and will be within the range indicated below. The premium may be significantly less than the appreciation of any underlying index from the pricing date to the applicable valuation date. • August 28, 2018: 4.8750% to 5.3750% of the stated principal amount • November 28, 2018: 7.3125% to 8.0625% of the stated principal amount • February 28, 2019: 9.7500% to 10.7500% of the stated principal amount • May 28, 2019: 12.1875% to 13.4375% of the stated principal amount • August 28, 2019: 14.6250% to 16.1250% of the stated principal amount • November 29, 2019: 17.0625% to 18.8125% of the stated principal amount • February 28, 2020: 19.5000% to 21.5000% of the stated principal amount • May 28, 2020: 21.9375% to 24.1875% of the stated principal amount • August 28, 2020: 24.3750% to 26.8750% of the stated principal amount • November 30, 2020: 26.8125% to 29.5625% of the stated principal amount • March 1, 2021: 29.2500% to 32.2500% of the stated principal amount • May 28, 2021: 31.6875% to 34.9375% of the stated principal amount • August 30, 2021: 34.1250% to 37.6250% of the stated principal amount • November 29, 2021: 36.5625% to 40.3125% of the stated principal amount • February 28, 2022: 39.0000% to 43.0000% of the stated principal amount • May 31, 2022: 41.4375% to 45.6875% of the stated principal amount • August 29, 2022: 43.8750% to 48.3750% of the stated principal amount • November 28, 2022: 46.3125% to 51.0625% of the stated principal amount • February 28, 2023: 48.7500% to 53.7500% of the stated principal amount Maturity date: March , 2023 (expected to be March 7, 2023) For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 21 Payment at maturity: If the securities have not previously been redeemed, you will receive at maturity, for each $1,000 stated principal amount security you then hold, an amount in cash equal to: • If the closing level of the worst performing index on the final valuation date is greater than or equal to the applicable premium threshold level: $1,000 + the premium applicable to the final valuation date • If the closing level of the worst performing index on the final valuation date is less than the applicable premium threshold level but greater than or equal to the applicable trigger level: $1,000 • If the closing level of the worst performing index on the final valuation date is less than the applicable trigger level: $1,000 x the index performance factor of the worst performing index If the securities are not automatically redeemed prior to maturity and the closing level of the worst performing index on the final valuation date is less than the applicable trigger level, your payment at maturity will be less, and possibly significantly less, than $600 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial index level: • S&P 500® Index: (its closing level on the pricing date) • EURO STOXX 50® Index: (its closing level on the pricing date) Index performance factor: For each underlying index and any valuation date, the closing level of that underlying index on that valuation date divided by the initial index level of that underlying index Premium threshold level: • S&P 500® Index: (100% of its initial index level) • EURO STOXX 50® Index: (100% of its initial index level) Trigger level: • S&P 500® Index: (60% of its initial index level) • EURO STOXX 50® Index: (60% of its initial index level) Worst performing index: On any valuation date, the underlying index with the lowest index performance factor determined on that valuation date Listing: The securities will not be listed on any securities exchange, may have limited or no liquidity and are designed to be held to maturity CUSIP: 17324CRQ1 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity index-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

22 CitiFirst Offerings Brochure | February 2018 Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Common Stock of Apple Inc. and the Common Stock of Wal-Mart Stores, Inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Initial share Coupon barrier Final barrier Equity Underlying shares price* price** price*** ratio**** Shares of Common Stock of Apple Inc. $ $ $ Shares of Common Stock of Wal-Mart $ $ $ Stores, Inc. * The closing price of the applicable underlying shares on the pricing date ** For each of the underlying shares, 80.00% of the applicable initial share price *** For each of the underlying shares, 80.00% of the applicable initial share price **** The stated principal amount divided by the applicable initial share price, subject to anti-dilution adjustments for certain corporate events Stated principal amount: $1,000 per security Pricing date: February , 2018 (expected to be February 8, 2018) Issue date: February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates: Expected to be May 8, 2018, August 8, 2018, November 8, 2018 and February 8, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for either of the underlying shares or if certain market disruption events occur with respect to either of the underlying shares Maturity date: Unless earlier redeemed, February , 2019 (expected to be February 13, 2019) Contingent coupon payment For each valuation date, the fifth business day after such valuation date, except that the contingent dates: coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.375% to 2.625% (approximately 9.50% to 10.50% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 23 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold: • If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable final barrier price: $1,000 plus the contingent coupon payment due at maturity • If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price: a fixed number of the worst performing underlying shares equal to the applicable equity ratio (or, if we exercise our cash election right, the cash value of those shares based on their closing price on the final valuation date) If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you will receive a number of the worst performing underlying shares (or, in our sole discretion, cash) worth less than 80.00% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold. Automatic early redemption: If, on any potential redemption date, the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment Potential redemption dates: Each quarterly valuation date beginning in May 2018 and ending in November 2018 Final share price: For each of the underlying shares, the applicable closing price on the final valuation date Share performance factor: For each of the underlying shares on any valuation date, the applicable closing price on that valuation date divided by the applicable initial share price Worst performing underlying For any valuation date, the underlying shares with the lowest share performance factor on that valuation shares: date Listing: The securities will not be listed on any securities exchange CUSIP: 17324XGV6 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately one year A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

24 CitiFirst Offerings Brochure | February 2018 Enhanced Barrier Digital Plus Securities Based on the S&P 500® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The S&P 500® Index (ticker symbol: “SPX”) Stated principal amount: $1,000 per security Pricing date: February , 2018 (expected to be February 22, 2018) Issue date: February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates: February , 2023 (expected to be February 22, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: February , 2023 (expected to be February 27, 2023) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level is greater than or equal to the barrier level: $1,000 + the greater of (i) the fixed return amount and (ii) $1,000 x the index percent increase, subject to the maximum return at maturity • If the final index level is less than the barrier level: $1,000 x the index performance factor If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $800.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial index level: , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Fixed return amount: $180.00 per security (18.00% of the stated principal amount). You will receive the fixed return amount only if the final index level is greater than or equal to the barrier level. Index performance factor: The final index level divided by the initial index level Index percent increase: The final index level minus the initial index level, divided by the initial index level Barrier level: , 80.00% of the initial index level Maximum return at maturity: The maximum return at maturity will be determined on the pricing date and will be between $450.00 to $500.00 per security (45.00% to 50.00% of the stated principal amount). The payment at maturity per security will not exceed $1,000 plus the maximum return at maturity. Listing: The securities will not be listed on any securities exchange CUSIP: 17324CQZ2 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 25 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity index-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

26 CitiFirst Offerings Brochure | February 2018 Enhanced Barrier Digital Plus Securities Based on the STOXX® Europe 600 Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The STOXX® Europe 600 Index (ticker symbol: “SXXP”) Stated principal amount: $1,000 per security Pricing date: February , 2018 (expected to be February 22, 2018) Issue date: February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: February , 2023 (expected to be February 22, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: February , 2023 (expected to be February 27, 2023) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level is greater than or equal to the barrier level: $1,000 + the greater of (i) the fixed return amount and (ii) $1,000 x the index percent increase, subject to the maximum return at maturity • If the final index level is less than the barrier level: $1,000 x the index performance factor If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $800.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial index level: , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Fixed return amount: $330.00 per security (33.00% of the stated principal amount). You will receive the fixed return amount only if the final index level is greater than or equal to the barrier level. Index performance factor: The final index level divided by the initial index level Index percent increase: The final index level minus the initial index level, divided by the initial index level Barrier level: , 80.00% of the initial index level Maximum return at maturity: The maximum return at maturity will be determined on the pricing date and will be between $600.00 to $700.00 per security (60.00% to 70.00% of the stated principal amount). The payment at maturity per security will not exceed $1,000 plus the maximum return at maturity. Listing: The securities will not be listed on any securities exchange CUSIP: 17324CR57 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 27 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity index-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

28 CitiFirst Offerings Brochure | February 2018 Buffer Securities Based on Shares of the SPDR® Dow Jones® Industrial Average ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of the SPDR® Dow Jones® Industrial Average ETF Trust (NYSE Arca symbol: “DIA”) (the “underlying share issuer” or “ETF”) Stated principal amount: $1,000 per security Pricing date: February , 2018 (expected to be February 22, 2018) Issue date: February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: February , 2023 (expected to be February 22, 2023), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: February , 2023 (expected to be February 27, 2023) Payment at maturity: At maturity, for each $1,000 stated principal amount security you then hold, you will receive the following: • If the final share price is greater than the initial share price: $1,000 + the upside return amount • If the final share price is equal to the initial share price or less than the initial share price by an amount less than or equal to the buffer amount: $1,000 • If the final share price is less than the initial share price by an amount greater than the buffer amount: A number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) + the cash buffer If the underlying shares depreciate by more than the buffer amount from the initial share price to the final share price, you will receive underlying shares (or, in our sole discretion, cash based on the value of those shares) and a cash buffer at maturity that together will be worth less than your initial investment. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment. Initial share price: $ , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Upside return amount: $1,000 x share percent increase x upside participation rate Share percent increase: The final share price minus the initial share price, divided by the initial share price Upside participation rate: 100.00% to 110.00%. The actual upside participation rate will be determined on the pricing date. Buffer amount: 10.00% Equity ratio: , the stated principal amount divided by the initial share price, subject to adjustment as described in this pricing supplement Cash buffer: $100.00 in cash per security (10.00% of the stated principal amount) Listing: The securities will not be listed on any securities exchange CUSIP: 17324XJK7 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 29 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity-linked investment A holding period of approximately five years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

30 CitiFirst Offerings Brochure | February 2018 Dual Directional Barrier Securities Based on the EURO STOXX 50® Index Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying index: The EURO STOXX 50® Index (ticker symbol: “SX5E”) Stated principal amount: $1,000 per security Pricing date: February , 2018 (expected to be February 14, 2018) Issue date: February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: August , 2021 (expected to be August 16, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: August , 2021 (expected to be August 19, 2021) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final index level is greater than or equal to the initial index level: $1,000 + the upside return amount • If the final index level is less than the initial index level but greater than or equal to the barrier level: $1,000 + the downside return amount • If the final index level is less than the barrier level: $1,000 x the index performance factor If the final index level is less than the barrier level, your payment at maturity will be less, and possibly significantly less, than $725.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment. Initial index level: , the closing level of the underlying index on the pricing date Final index level: The closing level of the underlying index on the valuation date Upside return amount: $1,000 x the index percent change x the upside participation rate Upside participation rate: 110.00% to 120.00%. The actual upside participation rate will be determined on the pricing date. Downside return amount: $1,000 x the absolute value of the index percent change Index performance factor: The final index level divided by the initial index level Index percent change: The final index level minus the initial index level, divided by the initial index level Barrier level: , 72.50% of the initial index level Listing: The securities will not be listed on any securities exchange CUSIP: 17324CRA6 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 31 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity index-linked investment A holding period of approximately 3.5 years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

32 CitiFirst Offerings Brochure | February 2018 Dual Directional Barrier Securities Based on Shares of the SPDR® S&P 500® ETF Trust Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Shares of the SPDR® S&P 500® ETF Trust (NYSE Arca symbol: “SPY”) (the “underlying share issuer” or “ETF”) Stated principal amount: $1,000 per security Pricing date: February , 2018 (expected to be February 15, 2018) Issue date: February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation date: August , 2021 (expected to be August 16, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur Maturity date: August , 2021 (expected to be August 19, 2021) Payment at maturity: For each $1,000 stated principal amount security you hold at maturity: • If the final share price is greater than or equal to the initial share price: $1,000 + the upside return amount, subject to the maximum upside return • If the final share price is less than the initial share price but greater than or equal to the barrier price: $1,000 + the downside return amount • If the final share price is less than the barrier price: A number of underlying shares equal to the equity ratio (or, in our sole discretion, cash in an amount equal to the equity ratio multiplied by the final share price) If the final share price is less than the barrier price, you will receive underlying shares (or, in our sole discretion, cash) worth less than 72.50% of the stated principal amount of your securities, and possibly nothing, at maturity. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion, and up to all, of your investment. Initial share price: $ , the closing price of the underlying shares on the pricing date Final share price: The closing price of the underlying shares on the valuation date Upside return amount: $1,000 x the share percent change Downside return amount: $1,000 x the absolute value of the share percent change Equity ratio: , the stated principal amount divided by the initial share price, subject to adjustment as described in this pricing supplement Share percent change: The final share price minus the initial share price, divided by the initial share price Barrier price: $ , 72.50% of the initial share price Maximum upside return: $180.00 to $200.00 per security (18.00% to 20.00% of the stated principal amount), to be determined on the pricing date. Listing: The securities will not be listed on any securities exchange CUSIP: 17324XLX6 For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 33 Investor Profile Investor Seeks: Investor Can Accept: A medium-term equity-linked investment A holding period of approximately 3.5 years A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

34 CitiFirst Offerings Brochure | February 2018 Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc. and the Common Stock of salesforce.com, inc. Indicative Terms* Issuer: Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc. Guarantee: All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc. Underlying shares: Initial share Coupon barrier Final barrier Equity Underlying shares price* price** price*** ratio**** Shares of Class A Common Stock of $ $ $ Facebook, Inc. Shares of Common Stock of $ $ $ salesforce.com, inc. * The closing price of the applicable underlying shares on the pricing date ** For each of the underlying shares, 75% of the applicable initial share price *** For each of the underlying shares, 75% of the applicable initial share price **** The stated principal amount divided by the applicable initial share price, subject to anti-dilution adjustments for certain corporate events Stated principal amount: $1,000 per security Pricing date: February , 2018 (expected to be February 8, 2018) Issue date: February , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information. Valuation dates: Expected to be May 8, 2018, August 8, 2018, November 8, 2018 and February 8, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for either of the underlying shares or if certain market disruption events occur with respect to either of the underlying shares Maturity date: Unless earlier redeemed, February , 2019 (expected to be February 13, 2019) Contingent coupon payment For each valuation date, the fifth business day after such valuation date, except that the contingent dates: coupon payment date for the final valuation date will be the maturity date Contingent coupon: On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.25% to 2.50% (approximately 9.00% to 10.00% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 35 Payment at maturity: If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold: • If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable final barrier price: $1,000 plus the contingent coupon payment due at maturity • If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price: a fixed number of the worst performing underlying shares equal to the applicable equity ratio (or, if we exercise our cash election right, the cash value of those shares based on their closing price on the final valuation date) If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you will receive a number of the worst performing underlying shares (or, in our sole discretion, cash) worth less than 75% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity. The number of full underlying shares and any cash in lieu of a fractional underlying share that you receive at maturity will be calculated based on the aggregate number of securities you then hold. Automatic early redemption: If, on any potential redemption date, the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment Potential redemption dates: Each quarterly valuation date beginning in May 2018 and ending in November 2018 Final share price: For each of the underlying shares, the applicable closing price on the final valuation date Share performance factor: For each of the underlying shares on any valuation date, the applicable closing price on that valuation date divided by the applicable initial share price Worst performing underlying For any valuation date, the underlying shares with the lowest share performance factor on that valuation shares: date Listing: The securities will not be listed on any securities exchange CUSIP: 17324XKD1 Investor Profile Investor Seeks: Investor Can Accept: A short-term equity-linked investment A holding period of approximately one year A risk-adjusted equity complement The possibility of losing a significant portion of the principal amount invested The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

36 CitiFirst Offerings Brochure | February 2018

General Overview of Investments

CitiFirst Protection Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero
Contingent Upside Participation MLDs/Notes	1-5 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Market-Linked Notes/ Deposits & Safety First Trust Certificates	3-7 Years	Full principal amount due at maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; the maximum return is capped

CitiFirst Performance Investments

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount
CoBas/PACERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero
LASERS℠	1-5 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero

CitiFirst Opportunity Investments

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

***All returns and any principal amount due at maturity are subject to the applicable issuer's credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations.** This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

CitiFirst Offerings Brochure | February 2018 37 Important Information for the Monthly Offerings Investment Information The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering. SEC Registered (Public) Offerings Each issuer, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. For Registered Offerings Issued by: Citigroup Global Markets Holdings Inc. Issuer’s Registration Statement Numbers: 333-216372 and 333-216372-01 Issuer’s CIK on the SEC Website: 0000200245 Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality. Market-Linked Certificates of Deposit The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

38 CitiFirst Offerings Brochure | February 2018 Overview of Key Benefits and Risks of CitiFirst Investments Benefits Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof. Structured investments can offer unique risk/return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns. Risks The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment. Potential for Loss The terms of certain investments provide that the full principal amount is due at maturity, subject to the applicable issuer’s credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment. The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/her original investment and may receive nothing at maturity of the investment. Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index. Issuer Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments, including any principal due at maturity and therefore investors are subject to the credit risk of the applicable issuer. Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/ her original investment upon any resale of the investment. Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive. Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity. Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment. The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment. Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interest of the investor.

CitiFirst Offerings Brochure | February 2018 39 Additional Considerations Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment. The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. Tax Disclosure Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. ERISA and IRA Purchase Considerations Employee benefit plans subject to ERISA, governmental or other plans subject to laws substantially similar to ERISA, retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) and entities the assets of which are deemed to constitute the assets of such plans (each an “Employee Benefit Plan”) are permitted to purchase structured investments as long as (A) no Citi affiliate or employee is a fiduciary to such Employee Benefit Plan that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets and (B) the Employee Benefit Plan’s acquisition and holding of the structured investment is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as Employee Benefit Plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citi or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the Employee Benefit Plan. In June 2017, new DOL regulations became applicable that revised the definition of fiduciary investment advice under ERISA. Information contained in this brochure or the applicable offering document(s) is not intended to be fiduciary investment advice. The fiduciary of the Employee Benefit Plan making the decision on behalf of the Employee Benefit Plan to purchase the structured investments (the “Plan Fiduciary”) will be deemed to represent and acknowledge that (a) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition and continued holding by the Employee Benefit Plan of the structured investment; (b) the Plan Fiduciary is a “fiduciary” with respect to the Benefit Plan Investor within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Employee Benefit Plan’s acquisition, and continued holding, of the structured investments; (c) the Plan Fiduciary acknowledges that no fee or other compensation that may be paid to Citi or its affiliated entities is for the provision of investment advice regarding the decision of whether to invest or retain an investment in structured investments; (d) Citi and its affiliates have a financial interest in the Employee Benefit Plan’s investment in the structured investments, as disclosed in the applicable offering document(s); and (e) none of Citi or its affiliates is undertaking to provide impartial investment advice or to give investment advice in a fiduciary capacity, and has not given and will not give investment advice or otherwise made or will make a recommendation, in connection with the Employee Benefit Plan’s initial or continued investment in the structured investments. You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information. Distribution Limitations and Considerations This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless permitted under applicable law and in accordance with the offering documents and related materials. In particular: WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice. This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph. WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such

40 CitiFirst Offerings Brochure | February 2018 an invitation could be lawfully made to him/ her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or (b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless: (i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust); (ii) no consideration is or will be given for the transfer; or (iii) the transfer is by operation of law. For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 41 Notes For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

42 CitiFirst Offerings Brochure | February 2018 Notes For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

CitiFirst Offerings Brochure | February 2018 43 Notes For questions, please call your Financial Advisor *The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information

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